EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 29, 2003 relating to the financial statements and financial statement schedule, which appears in Identix Incorporated’s Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 25, 2004